 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017 (September 15, 2017)

AMERICAN BRIVISION (HOLDING) CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Sawyers Peak Drive, Goshen, NY, 10924

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 291-1291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Eugene Jiang

On September 15, 2017, Mr. Eugene Jiang notified American Brivision (Holding) Corporation (the “Company”) of his resignation as the Chief Executive Officer (“CEO”) and President of the Company, effective immediately. Mr. Jiang remains in office as a member and the chairman (the “Chairman”) of the board of directors of the Company (the “Board”).

Appointment of Dr. Howard Doong

Effective September 15, 2017, the Board appointed Dr. Howard Doong as the CEO and the President of the Company to fill the vacancy created by the resignation of Mr. Jiang, effective immediately.

The biographical information of Dr. Doong is set forth below.

Dr. Howard Doong, 60, currently serves the CEO and Chief Scientific Officer (“CSO”) of LifeCode Biotechnology Company (“LifeCode”), a Taiwan company in the biotechnology business, since 2017. At the same time, he also serves as the CEO and CSO of Wuhan Frasergen Genomic Medicine Company (“Wuhan Frasergen Genomic”), a Chinese company in the biotechnology business, since 2016. He served as the CSO of Cold Spring Biotech Corporation, a Taiwan corporation in the biotechnology business from 2014 to 2016. He served as the CEO of iKnowledge-Care Bioscience Corp, a Taiwan company in the biotechnology business from 2014 to 2015. He served as the director of Taipei Veteran General Hospital-LilPao Laboratory of Cancer Genomic Medicine from 2012 to 2013. He served as the Vice President and director of Quality Assurance, TrimGen Corporation, a Maryland corporation in the biotechnology business from 2009 to 2011. Dr. Doong received his Ph.D. degree from University of Chicago, the Department of Organismal Biology and Anatomy and the Department of Surgery. He received his M.D and Ph.D. degree from Harvard-MIT Division of Health Sciences and Technology. He received his M.S. degree from the University of New Hampshire, Genetics Program and B.S. degree from Fu-Jen University, Taiwan, Department of Biology.

Dr. Doong does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Dr. Doong has entered into an employment agreements (“Doong Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $100,000. Under Doong Employment Agreement, Dr. Doong is employed as our CEO and President of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer's base salary.

Mr. Doong concurrently serves at LifeCode and Wuhan Frasergen Genomic. LifeCode is a research-oriented company focusing on liquid biopsy and early cancer detection and diagnosis, and Mr. Doong, in his capacity with LifeCode, invents new and accurate diagnostic tools for cancer and create new intellectual properties for the company. Wuhan Frasergen Genomic is a company that provides bioinformatics and genetic test services. Mr. Doong, in his capacity with Wuhan Frasergen Genomic Medicine, runs a genetic test laboratory using next generation sequencers, such as 2nd and 3rd generation sequencers, for both research and clinical purposes. Mr. Doong may have a potential conflict of interest in the event that LifeCode and/or Wuhan Frasergen Genomic are interested in the same or similar business or compete against us in the future. Notwithstanding the foregoing, Mr. Doong believes that LifeCode generally works on cancer diagnosis and Wuhan Frasergen Genomic generally works on DNA sequencing rather than integrating research achievements from world-famous institutions, conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets. In addition, Dr. Doong commits to devoting, on a need basis, at least 10 hours per week in carrying out his responsibilities as the CEO of the Company according to the Doong Employment Agreement. Thus, he believes there will be limited conflicts with us in respect of LifeCode and Wuhan Frasergen Genomic. Furthermore, under Doong Employment Agreement, Dr. Doong agrees to the fiduciary duty to act at all times in the best interests of the Company and shall not become involved or upon discovery, allow a conflict of interest with the Company, except as approved by a majority of members of our Board.

Doong Employment Agreement is qualified in its entirety by reference to the complete text of the Doong Employment Agreement, which is filed hereto as Exhibits 10.1.

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Resignation of Kira Huang

On September 15, 2017, Ms. Kira Huang notified the Company of her resignation from Chief Financial Officer (“CFO”), Secretary and Treasurer of the Company, effective immediately. Ms. Huang further agrees to remain as a consultant of the Company to assist with the transition as needed.

Appointment of Chun Mu Hung

Effective September 15, 2017, the Board appointed Mr. Chun Mu Hung as the CFO, Secretary and Treasurer of the Company to fill the vacancy created by the resignation of Ms. Huang, effective immediately.

The biographical information of Mr. Hung is set forth below.

Mr. Chun Mu Hung, 41, served as the Assistant Manager at the financial department of NES Limited since February 2017. From August 2011 to February 2017, Mr. Hung served as the Section Manager at the Financial Department of Fujitec Taiwan Co., Ltd., a Taiwan limited company. During April 2009 to August 2011 and March 2005 to December 2006, Mr. Hung served as the Assistant Manager of Toppest CPAs Firm. From December 2006 to April 2009, Mr. Hung served as an auditor at Deloitte Taiwan CPAs Firm. Mr. Hung received his bachelor degree of accounting from Chung Yuan Christian University in 1999.

Mr. Hung does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Hung has entered into an employment agreement (“Hung Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $40,000. Under Hung Employment Agreement, Mr. Hung is employed as the CFO, Secretary and Treasurer of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer's base salary.

Hung Employment Agreement is qualified in its entirety by reference to the complete text of the Hung Employment Agreement, which is filed hereto as Exhibits 10.2.

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Resignation of (Frank) Chih-Chung Liu

On September 15, 2017, Mr. Liu, a significant employee of American BriVision Corporation (“BriVision”), a Delaware corporation, which is the wholly owned subsidiary of the Company, notified the Company of his resignation from Chief Scientific Officer of BriVision, effective immediately. Mr. Liu will remain as a researcher at the Company.

Appointment of Dr. Chi-Hsin Richard King

Effective September 15, 2017, the Board appointed Dr. Chi-Hsin Richard King as the CSO of the Company, effective immediately.

The biographical information of Dr. King is set forth below.

Dr. Chi-Hsin Richard King, 69, retired since July 2017. He served as the consultant at TaiGen Biotechnology Co. Ltd (“TaiGen”), a Taiwan company in the biotechnology business, from August 2016 to July 2017, the Senior Vice President at TaiGen from July 2008 to August 2016 and as the Vice President at Research and Development of TaiGen from June 2005 to July 2008. Dr. King served as the Director at Albany Molecular Research Inc. (“AMRI”), a New York corporation, from January 2003 to June 2005, the Assistant Director at Medicinal Chemistry Department of AMRI from January 2000 to December 2002 and the Assistant Director at Chemical Development Department of AMRI from August 1997 to January 2000. Dr. King received the Ph. D. degree of organic chemistry from University of Utah in March 1980, and B.S. degree of chemistry from National Taiwan Normal University in July 1972.

Dr. King does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Dr. King has entered into an employment agreements (“King Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $50,000. Under King Employment Agreement, Dr. King is employed as the CSO of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer's base salary.

King Employment Agreement is qualified in its entirety by reference to the complete text of the King Employment Agreement, which is filed hereto as Exhibits 10.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Doong Employment Agreement, dated as of September 15, 2017, by and between the Company and Howard Doong.
10.2	Hung Employment Agreement, dated as of September 15, 2017, by and between the Company and Chun Mu Hung.
10.3	King Employment Agreement, dated as of September 15, 2017, by and between the Company and Chi-Hsin Richard King.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BRIVISION (HOLDING) CORPORATION

Date: September 20, 2017	By:	/s/ Eugene Jiang
	Name:	Eugene Jiang
	Title:	Chairman, Board of Directors

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